Exhibit 3.1

UMB FINANCIAL CORPORATION

~~BY-LAWS~~

BYLAWS

(As Amended through ~~January~~October 28, 2014)

ARTICLE I

Location of Offices

Section 1. Principal Office. The principal office of UMB Financial Corporation (the “Corporation”) shall be located in Kansas City, Jackson County, Missouri, or at such other place as may be designated from time to time by the Board of Directors of the Corporation (the “Board”).

Section 2. Other Offices. The Corporation may have offices at such other place or places, either within or without the State of Missouri, as the Board ~~of Directors~~ may from time to time designate.

ARTICLE II

Meetings of Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at the principal office of the Corporation, or at such other place as shall be designated in the notice thereof, beginning at ~~10~~9:00 a.m. or such other hour as shall be designated in such notice, on the final Tuesday ~~preceding the fourth Wednesday~~ in April in each year, or if that be a legal holiday on the next succeeding day not a legal holiday. At each annual meeting the shareholders shall elect directors as provided in ~~Article~~Articles II and III of these Bylaws and shall transact only such other business as is properly brought before the meeting in accordance with ~~these By-Laws.~~ the Articles of Incorporation and Section 12 of Article II of these Bylaws.

Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the ~~Chairman~~Chair of the Board, or in the case of the absence or disability of the ~~Chairman of the Board, by the Vice-Chairman of the Board,~~Chair, by any Chief Executive Officer or the President, or at any time upon the written request of a majority of the Board ~~of Directors~~, or upon the written request of the holders of not less than one~~-~~-fifth of the outstanding stock of the Corporation entitled to vote at such meeting. Each call for a special meeting of the shareholders shall state the time, the day, the place, and the purpose or purposes of such meeting~~,~~ and shall be in writing, signed by the persons making the same, and delivered to the Secretary. Only such business shall be conducted at a special meeting of shareholders as shall have been properly brought before the meeting ~~pursuant to the Corporation’s notice of meeting.~~ in accordance with the Articles of Incorporation and Section 12 of Article II these Bylaws.

Section 3. Notice of Meetings. Written or printed notice of each meeting of the shareholders stating the hour and day when, and the place where, such meeting is to be held shall be served as hereinafter provided on each shareholder entitled to vote thereat not less than ten (10) days or ~~no~~ more than seventy (70) days before such meeting, except that further notice shall be given of particular matters if required by applicable law. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders may be given by electronic transmission, including by electronic mail, in the manner provided in and to the extent permitted by Section 351.230 of ~~the~~The General and Business Corporation Law of Missouri. In the case of ~~the~~an annual ~~meetings~~meeting, the notice shall state that the purposes thereof are the election of ~~a Board of Directors~~directors and the transaction of such other business as may properly come before the meeting~~.~~ according to the Articles of Incorporation and Section 12 of Article II of these Bylaws. In the case of a special meeting, such notice shall state the purpose or purposes for which the meeting is called. Any notice of a shareholders’ meeting sent by mail shall be ~~made by depositing the same in a sealed envelope~~deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his or her address as it appears ~~upon~~on the records of the Corporation~~, and deposited in a United States Post Office, with the postage thereon prepaid. If such notice is served by mailing the same, it shall be deemed to have been given at the time when the same shall be thus mailed. If such notice is served by a~~. Any notice of a shareholders’ meeting sent by facsimile or electronic transmission~~, it~~ shall be deemed to ~~have been given~~be delivered at the time it is delivered to the address, number, email account, or other reference supplied by the recipient for the purpose of receiving such communications. ~~If any shareholder shall not have an address or other reference appearing upon the books of the Corporation, such notice may be given by mailing the same as heretofore provided, addressed to such shareholder at the General Post Office in Kansas City, Missouri. Service of such notice shall be made by the Secretary, but in case the Secretary shall refuse or neglect to serve such notice upon each shareholder as herein provided, then such service may be made by any officer or director of the Corporation. In addition, such published notice shall be given as required by law.~~

Section 4. Waiver of Notice. Any shareholder may waive notice of any meeting of the shareholders~~,~~ by a writing signed by him or her, or by his or her duly authorized attorney or agent, either before or after the time of such meeting. A copy of such waiver shall be entered in the minutes~~,~~ and shall be deemed to be the notice required by ~~law or by~~applicable law, the Articles of Incorporation, or these ~~By-Laws~~Bylaws. Any shareholder present in person, or represented by proxy, at any meeting of the shareholders shall be deemed to have thereby waived notice of such meeting except where such attendance is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Actions Without a Meeting. Any action which is required to be taken, or may be taken, at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, in accordance with Section 351.273 of The General and Business Corporation Law of Missouri. The Secretary shall file such consents ~~in~~with the ~~minute book~~minutes of the ~~Corporation.~~ meetings of the shareholders.

Section 6. List of Shareholders. At least ten (10) days before each meeting of the shareholders, the Secretary shall cause to be prepared a complete list of the names and addresses of all shareholders entitled to vote at such meeting based on the Corporation’s stock transfer books, arranged in alphabetical order, with the number of shares held by each, and such list shall be produced and kept for a period of ten (10) days prior to the meeting at the registered office of the Corporation in the State of Missouri ~~office~~ and shall be subject to inspection by any shareholder during ~~regular~~usual business hours. Such list shall also be produced and kept open at the meeting and shall be subject to inspection by any shareholder during the meeting.

Section 7. Quorum. At any meeting of the shareholders, a majority of the outstanding ~~capital~~shares of stock entitled to vote at such meeting, being represented in person or by proxy, shall constitute a quorum for all purposes, including the election of directors, except ~~where it is~~as otherwise ~~provided by law.~~ required by applicable law. Shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter, shall be deemed to be represented at the meeting for quorum purposes. Shares as to which voting instructions are given as to at least one of the matters to be voted on shall also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares shall be deemed to be represented at the meeting.

Section 8. Organization. The ~~Chairman~~Chair of the Board, ~~and~~or in ~~his~~the case of the absence~~, the Vice-Chairman~~ or disability of the ~~Board~~Chair, any Chief Executive Officer or the President~~,~~ shall preside at each meeting of the shareholders ~~and shall act as Chairman thereof~~. The Secretary, or in the case of the absence or disability of the Secretary, an Assistant Secretary or a secretary pro tem shall act as secretary of all meetings of the shareholders.

Section 9. Voting. At each meeting of the shareholders, each shareholder shall be entitled to vote in person, or by proxy made in accordance with the provisions of the ~~By-Laws of the Corporation,~~Articles of Incorporation and these Bylaws and held by some person or persons present at such meeting, upon all matters presented at the meeting. With the exception of the election of directors, each shareholder shall have one vote for each share of stock standing in his or her name on the books of the Corporation on the record date determined as provided in Section 6 of Article VII of ~~the By-Laws~~these Bylaws, except as otherwise provided by applicable law. In the election of directors, except as otherwise provided by applicable law, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares held by him or her multiplied by the number of directors to be elected at such election, and said votes may be cast for one director candidate or distributed among two or more director candidates. ~~All questions, except any question the manner of deciding which is specially regulated by law, shall be determined by a majority of the outstanding shares of capital stock represented at each meeting.~~ If any director candidate nominated by the Board unexpectedly becomes unavailable prior to the election, the shares represented by proxy and voting for that candidate will be voted instead for a substitute candidate nominated by the Board. In any matter other than the election of directors, every decision of a majority of the shares cast at a meeting at which a quorum is present shall be valid as an act of the shareholders, unless a larger vote is required by The General and Business Corporation Law of Missouri, the Articles of Incorporation, or these Bylaws. Directors shall be elected by a plurality of the votes of the shares entitled to vote on the election of the directors and represented in person or by proxy at a meeting at which a quorum is present. If voting shall be by ballot for the election of directors or other questions, the ~~Chairman~~presider of such meeting of the shareholders may appoint not less than two (2) persons, who are not directors or candidates for the election as a director, to act as Inspectors of Election and to receive and canvass the votes cast at such meeting and certify the results to the ~~Chairman~~presider. Each such Inspector, before entering upon the discharge of his or her duties, shall take and subscribe ~~the following oath: “I do solemnly swear, that I will execute the duties of an Inspector of the election now to be held, with strict~~

~~impartiality and according to the best of my ability.”~~any oath required by The General and Business Corporation Law of Missouri. The Inspectors of Election shall take care of the polls and after the balloting shall make and file a written certificate of the result of the votes cast at the meeting.

Section 10. Adjournment. If, at any meeting of the shareholders, a quorum shall fail to attend at the time and place for which such meeting was called, or if the business of such meeting shall not be completed, ~~the shareholders present in person or represented by proxy may, by a majority vote, adjourn~~ the meeting may be successively adjourned from day to day, or from time to time, not exceeding ninety (90) days from such adjournment, without further notice, until a quorum shall attend or the business thereof shall be completed. Such adjournment and the reasons ~~therefore~~therefor shall be recorded ~~in~~with the minutes~~.~~ of the meetings of the shareholders. At any such ~~adjournment~~adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 11. Proxies. Proxies must either (~~1~~a) be in writing, signed by the shareholder ~~himself or herself, or by~~or his or her duly authorized attorney~~,~~-in-fact or ~~by his or her~~ legal representative and filed with the Secretary, or (~~2~~b) be sent by electronic means or by telephone to the ~~Corporation’s transfer agent or other proxy tabulator~~Secretary through a system that is designed to (i) enable the ~~transfer agent or other proxy tabulator~~Secretary to verify that the transmission was authorized by the shareholder, and (ii) enable the recipient to retain, retrieve, and reproduce the information ~~sent~~authorized by the shareholder. Unless specified therein that it is irrevocable, any proxy may be revoked at the pleasure of the person executing it (~~i~~A) by a writing signed by the shareholder~~,~~ or his or her duly authorized attorney-in-fact or legal representative and filed with the ~~transfer agent or other proxy tabulator or (ii~~Secretary or (B) by notice given ~~electronically~~by electronic means or by telephone to the ~~Corporation’s transfer agent or proxy tabulator.~~Secretary through a system of a kind described in the preceding sentence. To be effective the grant of a proxy or the revocation of a proxy must be manually signed and filed with ~~or delivered electronically or by telephone to~~ the Secretary ~~of the Corporation~~ at or before the roll call of the meeting at which the same is to be used~~.~~ or must be delivered by electronic means or by telephone to the Secretary within the time period specified by the Secretary in advance of the meeting. The Secretary, in his or her sole discretion, may designate the Corporation’s transfer agent or other proxy tabulator to receive grants or revocations of proxies for any of these purposes. No proxy shall be valid after the expiration of eleven (11) months from its date~~, unless the person executing it shall have specified therein the length of time for which such proxy is to continue in force~~ of execution, unless otherwise provided in the proxy. In the event that ~~such instrument in writing~~a proxy shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such ~~written instrument~~proxy upon all of the persons so designated, unless the ~~instrument~~proxy shall otherwise provide.

Section 12. Advance Notice of Shareholder Nominations and Other Proposals.

a. At any meeting of the shareholders, only such nominations of director candidates and such other business may be conducted as have been properly brought before the meeting.

b. To be properly brought before any annual meeting, nominations or other business:

i. must be a proper matter for shareholder action;

ii. must be (A) specified in the notice of meeting (including any supplemental notice) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by or at the direction of the Board, or (C) otherwise properly brought before the meeting by a shareholder of record who is entitled to vote at the meeting; and

iii. if brought by a shareholder, must have been identified in a notice in writing that complies with applicable law and that is given to the Secretary at the principal office of the Corporation (regardless of any other public or private notice that may exist) and received by the Secretary (A) if the meeting is to be held on a day that is not more than thirty (30) days from the anniversary of the previous year’s annual meeting, not later than the close of business on the 120th day and not earlier than the close of business on the 150th day before the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting or (B) otherwise not later than the close of business on the 10th day following the date when the Corporation provides notice or public disclosure of the date of the meeting.

No adjournment or postponement of an annual meeting will restart or extend any notice period described in clause (iii).

c. To be properly brought before any special meeting, nominations or other business must be a proper matter for shareholder action and must be identified in the call for the special meeting signed and delivered to the Secretary according to Section 2 of Article II of these Bylaws.

d. For the nomination of any director candidate, any notice described in subsection (b)(iii) or any call by shareholders described in subsection (c) must (i) set forth all information about the director candidate that would be required to be disclosed in a proxy statement soliciting proxies for the election of the director candidate in an election contest or that otherwise would be required to be disclosed under Section 14(a) of the Securities Exchange Act of 1934 as amended (including related regulations and rules, the “Exchange Act”), (ii) include the director candidate’s signed written consent to be nominated as a director candidate, to be named in any proxy statement as a nominee, and to serve as a director if elected, and (iii) set forth, for each proposing shareholder (whether a record shareholder or a beneficial owner), (A) the name and address of the shareholder, (B) the class and number of shares owned or held by the shareholder as of the date of the notice, (C) a description of any agreement, arrangement, or understanding relating to the nomination by or on behalf of the shareholder or others acting in concert with the shareholder (including their identities) as of the date of the notice, (D) a description of any agreement, arrangement, or understanding that has the purpose or effect of mitigating loss to, managing risk or benefit of share price changes for, or increasing or decreasing the voting power of the shareholder or others acting in concert with the shareholder (including their identities) in connection with the stock of the Corporation as of the date of the notice, (E) a representation that the shareholder is entitled to vote at the meeting and intends to appear in person at the meeting to nominate the director candidate, (F) a representation as to whether the shareholder intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to elect the director candidate or otherwise to solicit proxies from shareholders in support of the nomination, and (G) a representation to update the information described in clauses (B), (C), and (D) as of the record date for the meeting promptly following the later of the record date or the date the date when the Corporation provides notice or public disclosure of the date of the record date.

e. For any business other than the nomination of a director candidate, any notice described in subsection (b)(iii) or any call by shareholders described in subsection (c) must set forth (i) a brief description of the business and its purpose, (ii) any information about the proposing shareholder (whether a shareholder of record or a beneficial owner) that would be required to be disclosed in a proxy statement soliciting proxies for the proposal or that otherwise would be required to be disclosed under Section 14(a) of the Exchange Act, and (iii) the information described in subsection (c)(iii) as relating to the proposal.

f. Unless otherwise required by applicable law, a failure to abide by this Section 12 or a failure of a proposing shareholder to be entitled to vote or to appear in person and make a nomination or other proposal at a meeting will preclude the nomination or other business from being properly brought before the meeting and being considered or conducted (irrespective of whether proxies having been solicited or received).

ARTICLE III

Directors

Section 1. Qualifications. The corporate powers, business, and property of the Corporation shall be exercised, conducted, and controlled by the Board ~~of Directors~~. It shall not be necessary for a director to be a shareholder. ~~The Corporation will take all reasonable efforts to comply with applicable requirements of the Securities and Exchange Commission, any self-regulatory organization having requirements applicable to the Corporation, and other applicable legal and regulatory requirements, including but not limited to the requirement that at least a majority of the members of the Board qualify as “independent directors” as such term is defined and described in the aforesaid requirements and as determined by the Board from time to time.~~

Section 2. ~~Directors -~~ Number and Term. The Board ~~of Directors~~ shall consist of not less than eight (8) nor more than eighteen (18) members, with the exact number to be set from time to time by the Board. ~~Commencing with the annual meeting of shareholders in 2012, each~~ Each director shall hold office until the earlier of (a) the later of the next succeeding annual meeting or ~~until such~~the date when the director’s successor is duly elected and qualified~~, unless such director shall sooner die, resign or be removed or disqualified; provided however, that any director serving as of July 26, 2011, who had been prior to that date elected by the shareholders to a term expiring after the date of the 2012 annual meeting, shall continue to serve until the end of such term, unless such director shall sooner die, resign or be removed or disqualified. If it shall happen at any time that the election of directors shall not be held on the day designated by the By-Laws of the Corporation, such election may be held on any other day at a special meeting of the shareholders called and held for that purpose. Pursuant to the Corporate Governance & Nominating Committee Charter, nominees for election shall be selected and approved by the Corporate Governance & Nominating Committee. The Committee will consider any director candidates recommended by shareholders in accordance~~

~~with applicable laws and regulations, or as provided below. Shareholders may nominate director candidates by writing to the Committee and providing the candidate’s name, biographical data and qualifications. The Corporation’s policy regarding procedures to be followed by shareholders in submitting such recommendations shall be disclosed in the Corporation’s annual proxy statement.~~ or (b) the effective date of the director’s removal, resignation, death, or disqualification.

Section 3. Nomination. The Corporate Governance & Nominating Committee (the “Governance Committee”) of the Board will recommend, and the Board will nominate, a slate of director candidates for election to the Board at each annual meeting of the shareholders. The Governance Committee must consider potential director candidates who are recommended by shareholders in compliance with applicable law. Any recommendation by shareholders to the Governance Committee must include the information described in Section 12(d) of Article II of these Bylaws and must be submitted in writing to the Chair of the Governance Committee at the principal office of the Corporation.

~~Section 3.~~ Section 4. Election ~~of Directors; Terms; Removals; Vacancies. Each director shall hold office for the term for which he/she is elected in accordance with these By-Laws, and until his/her successor is elected and qualified or until his/her earlier death, resignation or removal.~~, Vacancies, and Removal. At each annual meeting of the shareholders, shareholders entitled to vote in the election of directors at the meeting will elect directors as provided by applicable law, the Articles of Incorporation, and these Bylaws. If for any reason the election of directors cannot be held during an annual meeting, the election may be held on any other day at a special meeting of the shareholders called and held for that purpose. The Chair of the Board will be appointed by the Board from among its members. Vacancies on the Board and newly created directorships resulting from any increase in the number of directors to constitute the Board may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders. A director may resign by notice to the Board, the Chair of the Board, or the Secretary, and whether or not accepted, such a resignation will become effective on the later of the date of receipt or the date of resignation specified in the notice. The entire Board or any one or more of the directors may be removed with or without cause if (~~1~~a) at a meeting specially called for the purpose of removing directors, the holders of at least two~~-~~-thirds of the outstanding shares of stock then entitled to vote in elections of directors shall vote for such removal, and (~~2~~b) as to any director if less than the entire Board is to be removed, the number of shares voted against removal would not be sufficient to elect ~~him~~the director if then cumulatively voted in an election of the entire Board ~~of Directors. If the office of any director is vacant by reason of death, resignation, removal or increase in the number of authorized directors due to amendment of the By-Laws, the Corporate Governance & Nominating Committee may select and approve, and a majority of the other directors (though less than a quorum) may appoint, a director to fill the vacancy until a successor shall have been duly elected at a shareholders meeting, which election shall be not later than the next regularly scheduled annual meeting of the shareholders Section 4. Annual Meeting. The annual meeting of the directors for the purpose of electing officers and transacting such other business as may come before the meeting shall be held on the same day as the annual meeting of the shareholders, following the final adjournment of the annual meeting of shareholders on that day. In the event the annual meeting of shareholders is continued, recessed or adjourned from day to day, or from time to time, then in such event the annual meeting of the directors shall be held immediately following the final adjournment of the annual meeting of shareholders. If for any reason such annual meeting of the directors is not or cannot be held as herein prescribed, the officers may be elected at any meeting of the directors thereafter held.~~ . In addition, any director may be removed for cause by action of a majority of the entire Board if the director to be removed shall, at the time of removal, fail to meet the qualifications for election as a director stated in the Articles of Incorporation or these Bylaws or shall be in breach of any agreement between such director and the Corporation relating to such director’s services as a director or employee of the Corporation. Notice of the proposed removal of a director by the Board shall be given to all directors of the Corporation prior to action thereon.

Section 5. Regular ~~Meetings Other Than Annual~~ Meetings. Regular meetings of the ~~directors~~Board may be held at such time and place as shall be determined from time to time by ~~resolution of~~ the Board ~~of Directors~~. After the time and place of any such regular meeting shall have been so determined, no notice of such regular meeting need be given. ~~Independent directors~~ Independent directors (as defined in the Corporate Governance Guidelines of the Corporation and subject to any additional independence criteria established by the Board, NASDAQ Stock Market Listing Rule 5605(a)(2), and Rule 10A-3 under the Exchange Act, the “Independent Directors”) shall convene regularly scheduled executive sessions at least twice per year in conjunction with regularly scheduled Board meetings ~~and/~~or at such other times and places as deemed necessary ~~by such independent directors~~or appropriate by the Independent Directors or as required by applicable ~~rules and regulations~~law.

Section 6. Special Meetings. Special meetings of the Board ~~of Directors~~ for any purpose or purposes ~~shall be called by the Secretary of the Corporation at the written request of the Chairman of the Board, the Vice-Chairman of the Board, the President~~may be called by the Chair of the Board, or in the case of the absence or disability of the Chair, by any Chief Executive Officer or the President, or at the written request of a majority of the ~~directors. Such request shall~~Board. Each call for a special meeting of the Board must state the time, the day, the place, and the purpose ~~or purposes of the proposed meeting.~~ or purposes of the meeting and must be delivered to the Secretary. The business transacted at a special meeting of the Board will be confined to the purpose or purposes stated in the notice of the meeting and to matters germane to the purpose or purposes, unless all directors are present at the meeting and consent to the transaction of other business.

Section 7. Notice of Meetings. No notice shall be required to be given of any regular meeting of the Board ~~of Directors~~. Notice of any change in the time or place of ~~holding any regular meeting, or of any adjournment of a regular meeting to reconvene at a different place, shall be given~~any regular meeting and notice of any special meeting, in each case, shall be given within a reasonable time in advance of the meeting to each director in person or by mail, courier, telephone, confirmed facsimile transmission, electronic mail, or other means of electronic transmission to the address, number, e-mail account, or other reference supplied by such director for the purpose of receiving ~~such communication, not less than forty-eight (48) hours before such meeting, to all directors who were absent at the time such action was taken. The Secretary of the Corporation shall give notice of all special meetings of the directors by delivering to each director in person not later than the day prior to the meeting, or as to any such director not so personally notified by mailing to him, a written or printed notice of such meeting, postage prepaid, or by telegraph, confirmed facsimile transmission, electronic mail or other means of electronic transmission to the address, number, email account or other reference supplied by such director for the purpose of receiving such communication, or by messenger delivery to each such director, at his last known address, so that in the ordinary course of the method of delivery it would reach such director at least on the day prior to the meeting. The business transacted at all special meetings of directors shall be confined to the subjects stated in the notice and to matters germane thereto, unless all directors of the Corporation are present at such meeting and consent to the transaction of other business. Whenever any notice is required to be given to any director under any provisions of the By-Laws, a waiver thereof in writing, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Such waiver may be~~communications. A notice of a special meeting will include the purpose or purposes of the meeting. Attendance of a director at any meeting of the Board will constitute a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notice of a meeting of the Board may also be waived by a director in writing, by signed facsimile transmission, ~~telegram,~~ or by electronic mail or other electronic transmission.

Section 8. Actions Without a Meeting. ~~If all the directors, severally or collectively, consent in writing to any action to be taken by the directors, such consents shall have~~ Any action that is required to be or may be taken at a meeting of the Board may be taken without a meeting if, setting forth the action so taken, all of the members of the Board consent to the action in writing or by electronic transmission. Such a consent has the same force and effect ~~of~~as a unanimous vote ~~of the directors~~ at a meeting duly held~~, in accordance with Section 351.340 of The General and Business Corporation Law of Missouri~~. The Secretary ~~shall~~must file ~~such~~the consents ~~in~~with the ~~minute book~~minutes of the ~~Corporation.~~ meetings of the Board.

Section 9. Quorum. A majority of the Board ~~of Directors of the Corporation, at a meeting duly assembled, shall be necessary to constitute~~constitutes a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board ~~of Directors~~, except ~~where~~to the extent otherwise ~~provided by law or by the By-Laws of the Corporation.~~ required by applicable law, the Articles of Incorporation, or these Bylaws.

Section 10. Adjournment. If at any meeting of the Board ~~of Directors~~ a quorum shall fail to attend, a majority of the directors present at the time and place appointed for such meeting may adjourn the meeting from time to time to any ~~date~~time and place until the next regular meeting of the Board, without notice other than ~~verbal~~an oral announcement at the meeting and adjournments thereof, until a quorum shall attend. Likewise, any meeting of ~~directors~~the Board at which a quorum is present may also be adjourned, in like manner and on like notice, for such time or upon such call as may be determined by ~~vote of~~ a majority of the directors there present. At any ~~adjournment of any~~ such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 11. Organization. The ~~Chairman~~Chair of the Board, ~~and in his/her absence~~or the Lead Director (if a Lead Director has been ~~elected and is then serving and is present), or (if no Lead Director is then serving and is present) then the Vice-Chairman of the Board or the President, and~~appointed) in the case of the absence ~~of all of them, a Chairman~~or disability of the Chair, or a chair pro tem~~, chosen~~ selected by a majority of the directors present in the case of the absence or disability of all of them, shall preside at ~~each~~any meeting of the ~~directors and shall act as Chairman thereof.~~Board. The Secretary, or an Assistant Secretary~~, and~~ in the case of the absence or disability of the Secretary ~~or any Assistant Secretary, a Secretary pro tem, chosen by the directors present, shall act as Secretary of all meetings of the directors.~~ , or a secretary selected by the presider in the case of the absence or disability of all of them, shall act as the secretary of any meeting of the Board. Members of the Board may attend and participate in a meeting through a telephonic or video conference call or through the use of similar communications equipment, in each case, where all persons participating in the meeting can hear each other, and participation in a meeting in this manner will constitute presence in person at the meeting.

Section 12. Rules ~~and Regulations~~. The Board ~~of Directors shall supervise all officers and agents and see that their duties are properly performed in accordance with the Corporation Code of Ethics. The Board of Directors may adopt such rules and regulations~~ may adopt any rules that in its judgment are appropriate or advisable for the conduct of ~~their meetings, the guidance of the officers and the management of the affairs of the Corporation as they deem proper, not inconsistent with law, the By-Laws of the Corporation, or the Corporation Code of Ethics and may, from time to time, determine the order of business at their meetings.~~ its meetings and its exercise, conduct, and control of the corporate powers, business, and property of the Corporation, in each case, consistent with applicable law, the Articles of Incorporation, these Bylaws, and the Corporation’s Code of Ethics.

Section 13. Minutes ~~and Statements~~. The Board ~~of Directors~~ shall cause to be kept a complete record of ~~their~~its meetings and acts~~,~~ and of the proceedings of the shareholders.

Section 14. Powers of the Board. In addition to the ~~power~~powers and ~~authority~~authorities conferred ~~upon them~~ by applicable law, the Articles of Incorporation, and these Bylaws, the Board ~~of Directors~~ may exercise all such powers and authorities of the Corporation and do all such lawful acts and things as are not by law prohibited ~~or limited,~~ and ~~which~~ are not required or directed to be exercised or done by the shareholders.

Section 15. Compensation of Directors. The compensation to be paid to the directors ~~of this Corporation for services at all regular or special meetings of the Board of Directors~~ shall be determined from time to time by the Board ~~of Directors~~, based upon the recommendations of the Compensation Committee ~~(and in accordance with the Compensation Committee Charter); provided, that~~, but no such compensation ~~shall~~for service as a director may be paid to any director who shall at the time be receiving a salary from ~~this~~the Corporation or any of its subsidiaries as an officer thereof.

Section 16. ~~Removal of Directors. Any director of the Corporation may be removed for cause by action of a majority of the entire Board of Directors if the director to be removed shall, at the time of removal, fail to meet the qualifications (if any) for Board membership stated in the Articles of Incorporation or these By-Laws or shall be in breach of any agreement between such director and the Corporation relating to such director’s services as a director or employee of the Corporation. Notice of the proposed removal shall be given to all directors of the Corporation prior to action thereon. Section 17.~~ Lead Director. At any time ~~that~~when the Chair of the Board ~~Chairperson~~ does not qualify as an ~~“Independent Director” (as such term is defined in the Corporation’s Corporate Governance Guidelines and any additional independence criteria established by the Board of Directors, NASDAQ Stock Market Listing Rule 5605(a)(2), and Rule 10A-3 under the Securities Exchange Act of 1934, as amended), then~~Independent Director, the ~~Company’s~~ Independent Directors shall, by a majority vote at a meeting consisting solely of Independent Directors, ~~annually elect one of the Independent Directors as Lead Director. Any such Lead Director shall serve in that capacity for a term of one year (and may be re-elected annually by a majority vote of the Independent Directors for one or more additional one-year terms), or until such earlier time as (i) he/she ceases to qualify as an Independent Director, or (ii) the Independent Directors appoint a different Independent Director as Lead Director. The Board shall make a determination of which of the Company’s Directors qualify as an Independent Director, such determination to be made at least annually, and on a more frequent basis if a new Director is elected or if there are changes in the circumstances of an existing Director that may affect his/her ability to continue to qualify as an Independent Director.~~appoint one of the Independent Directors as Lead Director. The Lead Director shall have the following authority and responsibilities: (a) to preside at meetings of the full Board, if the ~~Chairperson~~Chair is not present; (b) to convene periodic meetings of Independent Directors (at which only Independent Directors are present) and preside over such meetings; (c) to approve agendas for Board meetings and information to be sent to the Board; (d) to approve schedules of Board meetings, to assure there is sufficient time to discuss all agenda items; (e) to serve as a liaison between the Independent Directors and the ~~Chairperson~~Chair; (f) to hold periodic meetings with the Chief Executive Officer and ~~Chairperson~~Chair to discuss matters of importance to the Independent Directors, act as the Independent Directors’ informal spokesperson, and help facilitate the Board’s oversight of management; (g) to serve as an advocate for the interests of the ~~Company~~Corporation’s shareholders; (h) if requested by major shareholders of the ~~Company~~Corporation, to ensure that ~~he/she~~the Lead Director is available for consultation and direct communications; and (i) to coordinate the activities of the other Independent Directors and perform such other duties and responsibilities as a majority of the Independent Directors may specify from time to time. A Lead Director will hold office until the earlier of (A) the later of the first regular meeting of the Board in the following calendar year or the date when the Lead Director’s successor is duly elected and qualified or (B) the effective date of the Lead Director’s removal, resignation, death, or disqualification. An Independent Director may be reappointed as Lead Director for one or more additional one-year terms.

ARTICLE IV

Committees

Section 1. Committees. Subject to applicable law, the Board may exercise, conduct, or control the corporate powers, business, or property of the Corporation through committees of the Board (“Committees”) that consist of directors or officers of the Corporation or any of its subsidiaries. The Board will create a Compensation Committee, a Corporate Audit Committee, a Corporate Governance & Nominating Committee, and a Risk Committee that, in each case, complies with applicable law (including applicable banking or securities regulations and applicable listing rules). The Board may create other Committees that, in its judgment, are necessary, appropriate, or advisable. The Board will approve and from time to time may amend a Charter for each Committee that describes its purpose, membership, procedures, duties, rights, powers, and authorities. The Board, by resolution, may assign or delegate additional duties, rights, powers, or authorities to a Committee if necessary, appropriate, or advisable in the judgment of the Board.

Section 2. Compensation of Committee Members. The Board, after considering any recommendation of the Compensation Committee, will determine the compensation to be paid to the members of Committees. But no person who is receiving a salary as an officer of the Corporation or any of its subsidiaries will be entitled to compensation for serving as a member of one or more Committees.

ARTICLE V

Officers

Section 1. Executive Officers. ~~The~~ Any person who is appointed by the Board to serve both as Chair of the Board and as Chief Executive Officer may perform or otherwise do any act required or permitted by any provision of The General and Business Corporation Law of Missouri to be done by the President of the Corporation. In addition to any Chief Executive Officer, the executive officers of the Corporation shall be a ~~Chairman of the Board, a President, one or more Vice-Chairmen of the Board, one or more Senior or Executive~~President, a Secretary, any Executive or Senior Vice Presidents, ~~a Secretary, a Treasurer~~ and such other executive officers as shall be ~~designated~~appointed by the Board ~~of Directors~~, all of whom shall be chosen and appointed by the Board ~~of Directors. The Chairman of the Board and the President shall be chosen from among the directors; any~~. Any person may hold two or more offices, except the offices of ~~Chairman of the Board and~~ Secretary~~,~~ and any of Chief Executive Officer or President ~~and Secretary.~~ .

Section 2. Subordinate Officers. The Board ~~of Directors, the Chairman of the Board, the Vice-Chairman of the Board~~, any Chief Executive Officer, or the President may appoint such additional subordinate officers, including vice presidents and assistant ~~officers, as the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, or the President~~vice presidents, as any of them may deem necessary, appropriate, or advisable.

Section 3. ~~Tenure of Office and Removal. The tenure of office of each of the executive officers of the Corporation, subject to prior removal, shall be until the close of the next annual meeting of the Directors following his election and until the election of his successor. Any executive officer may be removed at any time prior to the expiration of his term by affirmative vote of the majority of the directors. The Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, or the President may remove any subordinate officer or assistant officer at any time. If the office of any officer of the Corporation becomes vacant by reason of death, resignation, retirement, disqualification or removal from office, or inability to act, the Board of Directors may, in every such case, choose a successor for such officer who shall hold office for such term as may be prescribed by the Board of Directors, but no longer than the unexpired portion of the term of the officer or agent whose place is vacant, and until his successor shall have been duly elected and qualified.~~ Term of Office and Removal. Each executive officer or subordinate officer may be appointed with or without a fixed term. Any Chief Executive Officer may at any time, with or without cause, be removed from that office by the Board. The President may at any time, with or without cause, be removed from that office by the Board or any Chief Executive Officer. Any other executive officer or any subordinate officer may be removed from that office at any time, with or without cause, by the Board, any Chief Executive Officer, the President, or any other officer authorized by any of them.

Section 4. ~~Compensation. As provided in the Charter of the Compensation Committee and in accordance with applicable law or regulations, the Compensation Committee shall annually determine the compensation of the Corporation’s Chief Executive Officer. In addition, the Compensation Committee shall have the authority and responsibility of determining and adjusting, from time to time, the compensation of such top-level executive officers (other than the chief executive officer) of the~~

~~Corporation and its subsidiaries as such Committee may designate from time to time. The Corporation’s Chief Executive Officer shall have authority to determine the compensation of other officers (excluding himself/herself and such top-level executive officers as may be designated by the Compensation Committee, as provided for above) and associates of the Corporation.~~ Compensation. The Compensation Committee shall determine, from time to time but at least annually, and may adjust the compensation of any Chief Executive Officer, all other officers of the Corporation or its subsidiaries covered by Rule 16a-1(f) under the Exchange Act, and any other officers of the Corporation or its subsidiaries identified by the Compensation Committee from time to time. Any Chief Executive Officer or, if none exists, the President, directly or indirectly through one or more designees, shall determine from time to time and may adjust the non-equity compensation of other officers and employees of the Corporation or its subsidiaries.

Section 5. ~~Duties of the Officers. The Chairman of the Board, the Vice-Chairman of the Board, the President and the Vice-Presidents shall perform such duties as may from time to time be directed by the Board of Directors and have such powers as may from time to time be conferred upon them by the Board of Directors, except to the extent otherwise provided by law.~~ Duties and Powers of the Officers. Any Chief Executive Officer or, if none exits, the President will possess the general executive powers and authorities of the Corporation and will possess any other powers, authorities, duties, and obligations that are identified from time to time generally or specifically by the Board, except to the extent otherwise provided by applicable law. The President (if no Chief Executive Officer exists) and all executive officers and subordinate officers will possess any powers, authorities, duties, and obligations that are identified generally or specifically from time to time by the Board, any Chief Executive Officer, or the President (if no Chief Executive Officer exists) directly or indirectly through one or more designees, except in each case to the extent otherwise provided by applicable law. The Secretary shall keep and maintain custody of (a) the minutes of the proceedings of the shareholders and the Board, (b) the corporate seal of the Corporation, which the Secretary is authorized to affix to all instruments and other documents requiring the Corporation’s seal, and (c) all other corporate records entrusted by the Board, any Chief Executive Officer, or the President to the Secretary.

~~The Secretary shall attend all meetings of the shareholders of the Corporation, and the Board of Directors and standing committees. He shall act as the clerk or secretary thereof and shall record all of the proceedings of such meetings in minute books kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation and is authorized to affix the same to all instruments requiring the Corporation’s seal. He shall have charge of the corporate records and, except to the extent authority may be conferred upon any transfer agent or registrar duly appointed by the Board of Directors, he shall maintain the Corporation’s books, registers, stock certificate and stock transfer books and stock ledgers, and such other books, records and papers as the Board of Directors may from time to time entrust to him. He shall give or cause to be given proper notice of all meetings of shareholders and directors as required by law and the By-Laws, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.~~

~~The Treasurer shall have the custody of the corporate funds and securities of the Corporation and shall keep full and accurate account of the receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation in the manner and for the purpose ordered by the Board of Directors, and shall render to the Board of Directors, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. And he shall perform such other duties as the Board of Directors may from time to time prescribe.~~

~~Any subordinate officers and assistant officers appointed by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, or the President shall perform such duties as may from time to time be directed by the Board of Directors or the officer who appointed them and any such subordinate officer or assistant officer shall have such powers as may from time to time be conferred upon them by the Board of Directors or the officer who appointed them, except to the extent otherwise provided by law.~~

~~Section 6. Officers’ Bonds. The Board of Directors may require any officer or officers to furnish the Corporation a bond in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of their offices and the restoration to the Corporation in case of death, resignation or removal from office of such officer or officers, of all books, papers, vouchers, money and other property of whatever kind in their possession, belonging to the Corporation.~~

ARTICLE VI

Agents and Attorneys

~~The Chairman of the Board, the Vice-Chairman of the Board and the President or any one of them,~~Any Chief Executive Officer, the President, or any executive officer designated by any Chief Executive Officer or the President may appoint such agents~~, attorneys~~ and ~~attorneys-in-fact~~legal representatives of the Corporation as any one of them may deem ~~proper~~necessary, appropriate, or advisable, and any one of them may, by ~~written~~ power of attorney, authorize such agents~~, attorneys, or attorneys-in-fact,~~ or legal representatives to represent the Corporation and for it and in its name, place, and stead~~,~~ and for its use and benefit to transact any and all business, to the extent authorized, which ~~said~~the Corporation is authorized to transact or do by its Articles of Incorporation, these Bylaws, or applicable law, and in its name, place, and stead~~,~~ and as its corporate act and deed~~,~~ to sign, acknowledge, and execute any and all contracts ~~and~~, instruments, ~~in writing,~~and other documents necessary, appropriate, or ~~convenient~~advisable in the transaction of such business as fully to all intents and purposes as ~~said~~the Corporation ~~might~~may or could do if it acted by and through its regularly elected and qualified officers.

ARTICLE VII

Certificate of Stock, Uncertificated Shares, and Transfers

Section 1. Issuance. Shares of ~~capital~~ stock of the Corporation may be certificated or uncertificated. Except as provided by applicable law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of holders of certificates representing shares of stock of the same class and same series shall be identical. Each ~~shareholder of the Corporation~~holder of stock represented by certificates shall be entitled to have a certificate ~~or certificates, certifying the number of shares of stock of the Corporation owned by him~~. The certificates of stock shall be in such form as the Board ~~of Directors~~ shall determine. Each certificate shall be signed by the ~~Chairman~~Chair of the Board, any Chief Executive Officer, or the President~~,~~ and by the Secretary or an Assistant Secretary~~, having affixed to it the seal of the Corporation, which seal may be facsimile, engraved or printed,~~ and shall express on its face its number, date of issuance, and the number of shares for which and the person to whom it is issued. Any of or all of the signatures may be facsimile, engraved ~~or~~, printed~~.~~, or otherwise reproduced. In case any ~~such~~ officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed ~~upon any such~~on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if ~~such officer~~the person were an officer, transfer agent, or registrar at the date of its issue. Each shareholder of the Corporation whose shares are uncertificated shall be entitled to receive a statement of holdings as evidence of share ownership.

Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferable only on the stock transfer books of the Corporation, which shall be in the possession of the Secretary or ~~of~~ a transfer agent ~~or clerk for~~of the Corporation. No transfer of stock shall be valid against the Corporation until the same is so entered upon its stock transfer books by an entry showing from and to whom the stock is transferred, and~~,~~ (i) if the stock is certificated, the transfer shall not be valid unless and until the old certificate is surrendered to the Corporation for cancellation, duly ~~endorsed or~~indorsed and accompanied by proper evidence of succession, ~~assignation~~assignment, or transfer, and ~~cancellation of the certificate representing the same~~any other provisions of applicable law are satisfied or (ii) if the stock is uncertificated, the transfer shall not be valid unless and until accompanied by a duly executed stock transfer power or other proper transfer instructions from the registered owner of such uncertificated ~~shares.~~ stock and any other provisions of applicable law are satisfied.

Section 3. Old Certificate ~~to be~~To Be Canceled. No new ~~certificate~~certificated or uncertificated shares shall be issued in place of previously issued ~~certificates~~certificated shares until the former certificate or certificates for the shares represented thereby shall have been surrendered to and canceled by the Secretary or a transfer agent of the Corporation, by writing across the face thereof the word “Canceled” with the date of cancellation~~; in~~. In case any certificate shall be claimed to be lost ~~or~~, destroyed, or wrongfully taken, no new or duplicate certificate shall be issued for the shares represented thereby and no new certificate shall be issued upon a transfer of such shares, except pursuant to a judgment of a court of competent jurisdiction, duly given and made in accordance with the laws of the State of Missouri, or upon a corporate surety bond or other indemnity in form and amount satisfactory to the Corporation being furnished to the Corporation and other provisions of applicable law being satisfied.

Section 4. Treasury Stock. All issued and outstanding stock of the Corporation that may be purchased or otherwise ~~required~~reacquired by the Corporation shall be treasury stock~~,~~ and, except as otherwise required by The General and Business Corporation Law of Missouri, shall be subject to disposal by action of the Board ~~of Directors~~. Such stock shall neither vote nor participate in dividends while held by the Corporation.

Section 5. Registered Shareholders. The Corporation shall be entitled to treat the registered holder of any share or shares of stock whose name appears on ~~its~~the Corporation’s books as the owner or holder thereof as the absolute owner of all legal and equitable interest therein for all purposes and, ~~(~~except as may be otherwise provided by applicable law~~)~~, shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, regardless of whether or not it shall have actual or implied notice of such claim or interest.

Section 6. Closing of Stock Transfer Books ~~-~~and Fixing of Record ~~Date~~Dates. The Board ~~of Directors~~ shall have power to close the stock transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of the shareholders~~,~~ or the date ~~for~~of payment of any dividend~~,~~ or the date for the allotment of rights~~,~~ or the date when any change, conversion, or exchange of ~~capital stock~~shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board ~~of Directors~~ may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of the shareholders~~,~~ or the date for the payment of any dividend~~,~~ or the date for the allotment of rights~~,~~ or the date when any change ~~or~~, conversion, or exchange of ~~capital stock~~shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, ~~any~~ such meeting, and any adjournment or postponement thereof, or entitled to receive payment of ~~any~~ such dividend, or entitled to ~~any~~ such allotment of rights, or entitled to exercise the rights in respect of ~~any~~ such change, conversion, or exchange of ~~capital stock~~shares. In such case ~~such~~only the shareholders who are shareholders of record on the date of closing ~~of~~ the stock transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment or postponement thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any ~~stock~~shares on the books of the Corporation after such date of closing ~~of~~ the stock transfer books or such record date fixed ~~as aforesaid.~~ .

ARTICLE VIII

Seal

The Corporation ~~shall~~may have a corporate seal, which shall have inscribed around the circumference thereof “UMB Financial Corporation~~-~~ – Missouri”~~,~~ and elsewhere thereon shall bear the words “Corporate Seal~~”. The~~.” Any corporate seal may be affixed by impression or may be facsimile, engraved ~~or~~, printed, or otherwise reproduced.

ARTICLE IX

Miscellaneous Provisions

Section 1. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board ~~of Directors~~. Absent action by the Board ~~of Directors~~, the fiscal year of the Corporation shall begin on the first day of January in each calendar year and shall terminate on the last day of December of the same calendar year.

Section 2. Failure or Refusal to Give Notice ~~Upon~~on Request. If the Secretary or an Assistant Secretary, upon written request by the proper party or parties as ~~permitted and~~ provided ~~in~~by applicable law, the Articles of Incorporation, or these ~~By-Laws~~Bylaws, shall fail or refuse to give any notice which ~~he~~the Secretary or Assistant Secretary is required to give ~~in accordance with the provisions hereof~~, the party or parties entitled to require that such notice be given may sign and issue a notice of the character and in the manner ~~herein~~so provided and setting forth in such notice the fact of such failure or refusal on the part of the Secretary or Assistant Secretary to give the notice as ~~requested;~~required, and such notice so signed and issued shall have the same force and effect as though signed and issued by the Secretary ~~of the Corporation.~~ or Assistant Secretary.

Section 3. Checks, Drafts, ~~etc.~~and Other Instruments. All checks and drafts on the Corporation’s bank accounts ~~and~~, all bills of exchange and promissory notes of the Corporation, and all acceptances, obligations, and other instruments for the payment of money~~,~~ by the Corporation shall be signed by such officer or officers or agent or agents as shall be ~~thereunto~~ duly authorized from time to time by the Board ~~of Directors~~; provided, however, that the Board ~~of Directors~~ may authorize the use of facsimile signatures of such officers ~~and~~or agents upon such terms and subject to such conditions as the Board ~~of Directors~~ may determine.

Section 4. Indemnification of Directors and Officers.

~~1.~~ a. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation or any of its subsidiaries (a subsidiary ~~is~~being defined as another corporation or other entity included in a controlled group of corporations or other entities of which the Corporation is a common parent), or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise (which shall be deemed to include service in a fiduciary capacity or otherwise with respect to any employee benefit plan of the Corporation or any other corporation or other entity) shall, to the maximum extent permitted by applicable law, be indemnified against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement (which shall include any excise taxes assessed against a person with respect to an employee benefit plan) actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or the participants or beneficiaries of any employee benefit plan, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any employee of the Corporation or its subsidiaries, when acting in a supervisory or managerial capacity, may likewise be indemnified, but such indemnification is not mandatory. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best ~~interest~~interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

~~2.~~ b. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action ~~or~~, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall, to the maximum extent permitted by applicable law, be indemnified against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of the action ~~or~~, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Any employee of the Corporation or its subsidiaries, when acting in a supervisory or managerial capacity, may likewise be indemnified, but such indemnification is not mandatory. However, no indemnification shall be made in respect of any claim, issue, or matter as to which any person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that a court determines that, despite the adjudication of liability and in view of all the circumstances of the case, ~~that~~ the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

~~3.~~ c. Except as may otherwise be provided in the ~~Corporation’s By-Laws~~Articles of Incorporation or these Bylaws, any person who has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in ~~Sections 1~~subsections (a) or ~~2~~(b) above, or in defense of any claim, issue, or matter therein, shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

~~4.~~ d. Except as provided in ~~Section 5,~~subsection (e), indemnification of anyone under ~~Sections 1~~subsections (a) or ~~2,~~(b), unless ordered by a court, shall be made by the Corporation only as authorized in each case upon a determination that it is proper because the director, officer, or employee has met the applicable standard of conduct ~~set forth~~. Such a determination ~~shall~~may be made by the Board ~~of Directors~~ by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable~~,~~ or even if obtainable, a quorum of disinterested directors ~~so directs,~~ (by independent legal counsel in a written opinion~~,~~) or by the shareholders.

~~5.~~ e. Notwithstanding anything herein to the contrary, unless required by applicable law, no director, officer, or employee shall be indemnified against any expenses, penalties, or other payments incurred:

~~a~~i. ~~In~~ in an administrative action, suit, or proceeding ~~or action~~ instituted by a bank regulatory agency to the extent that such indemnification would constitute a “prohibited indemnification payment” (as such term is defined under applicable provisions of the Federal Deposit Insurance Act and regulations thereunder~~, as amended from time to time~~), except under circumstances specifically permitted by such Act and regulations, or ~~that would~~ otherwise would constitute an indemnification payment that is prohibited by applicable ~~provisions of~~ law ~~or regulations~~, or

~~b. Unless~~ii. unless he or she notifies the Corporation in writing of the threatened, pending, or completed action, suit, or proceeding ~~or investigation~~ promptly on becoming aware thereof and, before incurring expense of any kind therein or in connection therewith, gives the Corporation or its insurer the opportunity to provide an independent attorney to represent him or her in, and to otherwise counsel him or her in connection with, any such action, suit, or proceeding ~~or investigation~~, or

~~c. For or~~iii. in connection with ~~respect to any amount paid to settle~~any settlement of a claim asserted or action, suit, or proceeding brought or threatened against him or her unless the ~~Corporation’s board of directors (1~~Board (A) approved the amount of such settlement as (~~A~~I) reasonable and (~~b~~II) not affecting the

~~institution~~Corporation’s safety and soundness~~,~~ or (~~2~~B) could not, by reason of the action, intervention, or threat of a court, government agency, or instrumentality, act with complete independence and free of circumscription in relation to the subject matter, or

~~d. For or~~iv. in connection with ~~respect to~~ any claim made against him or her for an accounting of profits made from the purchase or sale by him or her of securities of the Corporation within the meaning of Section 16b of the ~~Securities~~ Exchange Act ~~of 1934 and amendments thereto~~ or similar provisions of any ~~statutory law or common~~applicable law, or

~~e~~v. ~~In~~ in connection with any action, suit, or proceeding (or part thereof) initiated by such person claiming indemnification unless such action, suit, or proceeding (or part thereof) initiated by such person was authorized by the ~~board of directors of the Corporation.~~ Board.

~~6.~~ f. The right to indemnification of officers and directors shall include the right, to the extent permissible under applicable ~~provisions of~~ law ~~and regulations~~, to be paid by the Corporation reasonable expenses, including ~~attorney’s~~attorneys’ fees (but not including any retainers or ~~pre-payments~~prepayments of fees, unless such retainers or ~~pre-payments~~prepayments are approved by the Board), incurred in defending any such action, suit, or proceeding, in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such proceeding shall be made only:

~~a~~i. upon delivery to the Corporation of a written agreement, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined by a court or other tribunal or by the ~~board of directors,~~Board that (~~1~~A) such person is not entitled to be indemnified under this Section or otherwise or (~~2~~B) ~~that~~ such director or officer is assessed a civil money penalty imposed by a bank regulatory agency, is removed or prohibited from banking, or is required under a final order to cease an action or take an affirmative action by a bank regulatory agency, and

~~b~~ii. until such time as the Board ~~of Directors~~ has made a final determination regarding indemnification under ~~paragraph 4 above.~~subsection (d). If the Board ~~of Directors~~’s final determination is that indemnification is not proper, ~~then~~ further advancement of expenses, including ~~attorney’s~~attorneys’ fees, will immediately cease. If ~~however~~ the Board ~~of Directors~~’s final determination is that indemnification is proper, ~~then~~ indemnification of expenses, including ~~attorney’s~~attorneys’ fees, will continue.

~~7. Right of Claimant to Bring Suit.~~

~~a~~g. If the claim of an officer or director for indemnification ~~payments due to him/her~~ under ~~the provisions of~~ these ~~By Laws~~Bylaws is not paid in full by the Corporation within thirty (30) days after a written claim ~~therefore~~therefor has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and~~,~~ if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. ~~b.~~ Neither the failure of the Corporation (including ~~its~~the Board ~~of Directors~~, independent legal counsel, or ~~its~~ shareholders) to have made a determination prior to the commencement of such action that the claimant is entitled to indemnification or advancement under the circumstances, nor an actual determination by the Corporation (including ~~its~~the Board ~~of Directors~~, independent legal counsel, or ~~its~~ shareholders) that the claimant is not entitled to indemnification or advancement, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification or advancement.

~~8.~~ h. The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, or employee of the Corporation or any of its subsidiaries or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under ~~the provisions of the By Laws~~these Bylaws or applicable ~~provisions of~~ law~~,~~; provided, however, that such insurance or other arrangement shall not provide coverage inconsistent with that permitted by applicable ~~statutes, rules and regulations~~law.

~~9.~~ i. The indemnification provided for directors, officers, or employees of the Corporation shall not be deemed exclusive of any other rights to which those officers, directors, or employees may be entitled under the Articles of Incorporation, these Bylaws, or any ~~By-law,~~ agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such office, and shall continue as to any person who has ceased to be a director, officer, or employee of the Corporation and shall inure to the benefit of his or her heirs, executors, and administrators.

~~10.~~ j. The right of any officer or director to be indemnified ~~or to the reimbursement or advancement of expenses of officers and directors~~, reimbursed, or advanced amounts pursuant hereto:

~~a~~i. is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer,

~~b~~ii. is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and~~,~~

~~c~~iii. shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

Section 5. Amendments to ~~By-Laws~~Bylaws. The Board ~~of Directors~~ shall have the power to make, alter, amend, or repeal ~~the By-Laws of this Corporation~~these Bylaws from time to time.